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                                                                   EXHIBIT 10(a)

                               AMENDED & RESTATED
                              MERCHANDISE AGREEMENT
                                  BY AND AMONG
                      INTERTAN, INC., INTERTAN CANADA LTD.,
          INTERTAN AUSTRALIA LTD., TECHNOTRON SALES CORP. PTY. LIMITED,
                                       AND
                                TANDY CORPORATION
                           AND A&A INTERNATIONAL, INC.


     THIS AMENDED AND RESTATED MERCHANDISE AGREEMENT ("Merchandise Agreement" or "Agreement") is made and entered into by and among InterTAN, Inc. ("ITI"), a corporation organized under the laws of the State of Delaware and having its principal offices at Concord, Ontario, Canada; InterTAN Canada Ltd. ("ITC"), a corporation organized under the laws of Alberta, Canada and having its principal offices at Barrie, Ontario, Canada; InterTAN Australia Ltd. ("ITA"), a corporation organized under the laws of New South Wales ("N.S.W."), Australia and having its principal offices at Mount Druitt, N.S.W., Australia; Technotron Sales Corp. Pty. Limited ("Technotron"), a corporation organized under the laws of N.S.W., Australia, having its principal offices at Mount Druitt, N.S.W., Australia; (ITI, ITC, ITA and Technotron and their respective current or future subsidiaries being collectively referred to herein as the "ITI-GROUP"); and Tandy Corporation (Tandy Corporation and its subsidiaries being herein referred to as "TANDY"), a corporation organized under the laws of the State of Delaware and having its principal offices at Fort Worth, Texas, and A&A International, Inc. ("A&A"), a corporation organized under

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the laws of the State of Nevada and having its principal office at Fort Worth,
Texas and being a wholly-owned subsidiary of Tandy.

                              W I T N E S S E T H:

     WHEREAS, ITI is the parent corporation of all of the other members of the ITI-GROUP, through direct or indirect stock ownership; and

     WHEREAS, the parties desire to enter into this Merchandise Agreement which states the agreements of the parties with respect to the purchase of merchandise by the ITI-GROUP from and through TANDY and A&A and the designation of A&A as the exclusive agent and exporter in the Far East (as herein defined)of products for the members of the ITI-GROUP; and

     WHEREAS, in order to enable the ITI-GROUP to act as a single business enterprise to obtain the benefits of this Merchandise Agreement, each member of the ITI-GROUP desires to guarantee to TANDY and A&A the obligations of each of the other members of the ITI-GROUP for any and all of their respective payment obligations under this Merchandise Agreement as well as the indemnity obligations of each under the terms of that certain Distribution Agreement dated as of September 30, 1986, as amended;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

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                                   ARTICLE I
                                  MERCHANDISE

     1.1  Purchase of Merchandise.  Any member of the ITI-GROUP may purchase
          -----------------------
through A&A merchandise bearing trademarks owned or licensed by TANDY and sold in its United States company-owned Radio Shack stores carrying a full line of merchandise, including new and replacement models, which merchandise is manufactured in the Far East and included in the then-current Radio Shack U.S. catalog or, if TANDY ceases publication of such Radio Shack U.S. catalogs, merchandise regularly sold in TANDY's full line company-owned Radio Shack stores, in either case at merchandise prices to be negotiated. Any other merchandise not manufactured in the Far East and not included in the then-current Radio Shack U.S. catalog or not regularly sold in TANDY's full line company-owned Radio Shack stores may be purchased by members of the ITI-GROUP through A&A or TANDY only on mutual agreement between A&A or TANDY and any such member. Members of the ITI-GROUP shall have no right to purchase through TANDY or A&A any item of merchandise offered for sale by TANDY in any of its retail stores other than in TANDY's company-owned United States Radio Shack stores offering a full line of Tandy/Radio Shack merchandise.

     1.2  Designation of A&A as Exclusive Export Agent.  Each member of the ITI-
          --------------------------------------------
GROUP hereby appoints A&A as its exclusive agent and exporter of products obtained in the Far East, (including

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Japan, Korea, Taiwan, China, Hong Kong, Singapore, Philippines, Asia, Malaysia,
Thailand, Indonesia and Macao) and imported into Canada and Australia for those items of merchandise which A&A is obliged to source or agrees to source for the ITI-GROUP pursuant to paragraph 1.1.

     1.3  Ordering of Merchandise by Members of the ITI-GROUP.
          ---------------------------------------------------

Definition:  "Same SKU Merchandise" as used hereafter means ITI-Group-ordered
-----------
merchandise which bears the same SKU designation as that ordered by A&A for sale in Tandy's Radio Shack stores in the United States and is the same product (allowing for differences in packaging and instructions) as that sold in the Tandy-owned Radio Shack stores in the United States. Once a product is identified as "Same SKU Merchandise" it shall remain "Same SKU Merchandise" for so long as it is sold in Tandy-owned RadioShack stores in the United States, even if either party changes its SKU number. Neither party may change an SKU number of a product identified as Same SKU Merchandise without the consent of the other party, which will not be unreasonably withheld.

          (a) When ordering merchandise from vendors in countries in the Far East other than Korea, each ITI-Group member shall send to A&A, at the applicable A&A offices in the Far East, confirmation booking telexes, e-mail or other electronic transmissions, as specified by A&A, ("Bookings") followed thereafter by purchase orders ("P.O.s"), and when ordering merchandise from vendors in Korea, each ITI-Group member shall

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     send to the A&A office designated by A&A Bookings followed thereafter by
     P.O.s on A&A's form of P.O., which Bookings shall specify in each case (1) the vendor, (2) the quantity and price of the merchandise ordered, (3) the purchaser/consignee and (4) A&A as payor or accountee. Upon receipt of such P.O.s, A&A, subject to Section 1.10(a)(ii) hereof, shall provide notice of such Bookings to the vendors named therein on behalf of, and as agent for the applicable ITI-Group member.

          (b) In consideration of A&A performing its obligations under Section 1.3(a) hereof, each ITI-Group member shall open and maintain a letter of credit (L/C) for the benefit of A&A in such amounts and on such terms as provided for herein, with banks acceptable to A&A. Each L/C shall (i) be irrevocable in form, (ii) valid until the shipment date (such shipment date being the later of the estimated shipment date and the scheduled shipment date of any Open Order) furthest away in time of any Open Order covered by such L/C, (iii) specify the applicable ITI-Group member as the applicant of the L/C, (iv) specify A&A International, Inc., 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102, U.S.A. as the beneficiary, (v) provide for payment to A&A in United States dollars, and (vi) provide for payment to A&A upon the delivery of an original letter or telecopy thereof signed by the President, any Vice President or the Controller of A&A (or any other employee of A&A to whom such responsibility has been delegated in writing), which letter or

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     telecopy shall provide (1) the L/C number, (2) the U.S. dollar amount being drawn and (3) a certification that the drawing is in respect of an F.O.B. shipment of consumer electronic goods made pursuant to a P.O. issued by a member of the ITI-Group.

          (c) Twice every calendar month A&A shall deliver, by telecopy, e-mail or telex, a notice to the ITI-Group concerning L/C coverage on Open Orders (the "L/C Notice") ("Open Orders" being Bookings placed or confirmed by A&A with vendors for merchandise not yet shipped) instructing the ITI-Group to cause the issuing bank of the L/C to adjust such L/C by the amount provided for in the L/C Notice. In addition, in the months of April, June and July, A&A shall deliver by telecopy, e-mail or telex an additional notice to the ITI-Group member to cause the issuing bank of each L/C to adjust such L/C as of the first day of May, July and August, as the case may be, by the additional amount, if any, reflecting the ten percent (10%) increase of L/C coverage of Open Orders in each of such months over the previous month as required pursuant to subsections 1. 3 (e) (ii) , (iii) and (iv) hereof.

          (d) The L/C Notice shall specify (i) the aggregate U.S. dollar amount of all Open Orders issued by and relating to the ITI-Group (or member, as the case may be) as of the date of such notice and as reflected in A&A's records; (ii) the percentage applicable to (i) above as set out in subsection (e) below; and (iii) the U.S. dollar amount by which the L/C intended to cover

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     Open Orders shall be adjusted and the aggregate U.S. dollar amount of the
     L/C after giving effect to such adjustment; provided, however, that in the
                                                 --------  -------
     case of Open Orders for products intended for sale in Canada and Australia and placed after May 15, 1996, the L/C Notice shall specify instead of the above, the following: (i) the aggregate U.S. dollar amount of all Open Orders issued by and relating to ITC, or ITA, as appropriate, less the aggregate U.S. dollar amount of Same SKU Merchandise as of the date of such notice and as reflected in A&A's records; (ii) the percentage applicable to
     (i) above as set out in subsection (e) below; (iii) the aggregate U.S. dollar amount of Same SKU Merchandise on Open Orders issued by and relating to ITC, or ITA, as appropriate, as of the date of such notice and as reflected in A&A's records; (iv) the percentage applicable to (iii) above as set out in subsection (e) below; and (v) the U.S. dollar amount by which each L/C intended to cover Open Orders shall be adjusted and the aggregate U.S. dollar amount of each L/C after giving effect to such adjustment.

          (e) The percentage of the aggregate U.S. dollar amount of Open Orders specified in the L/C Notice to be covered by the L/C maintained by the ITI-Group (or member, as the case may be) with respect to such Open Orders shall be in the following amounts for the following periods:

               (i) December 1 through April 30: 60% of the aggregate U.S. dollar Amount of the Open Orders covered by the

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          applicable L/C as specified in the L/C Notice;

               (ii) May 1 through June 30: 70% of the aggregate U.S. dollar amount of the Open Orders covered by the applicable L/C as specified in the L/C Notice;

               (iii) July 1 through July 31: 80% of the aggregate U.S. dollar amount of the Open Orders covered by the applicable L/C as specified in the L/C Notice;

               (iv) August 1 through August 31: 90% of the aggregate U.S. dollar amount of the Open Orders covered by the applicable L/C as specified in the L/C Notice;

               (v) September 1 through September 30: 80% of the aggregate U.S. dollar amount of the Open Orders covered by the applicable L/C as specified in the L/C Notice; and

               (vi) October 1 through November 30: 70% of the aggregate U.S. dollar amount of the Open Orders covered by the applicable L/C as specified in the L/C Notice.

               and provided further, that, in the case of Open Orders for
               --- -------- -------
          products intended for sale in Canada and Australia and placed after May 15, 1996, the percentage of the aggregate U.S. dollar amount of Open Orders specified in each L/C Notice to be covered by ITC, or ITA, as appropriate, with respect to such Open Orders shall be adjusted as follows for Same SKU Merchandise:

                    (x) Aggregate U.S. dollar amount of Open Orders less the
               aggregate U.S. dollar amount of Same SKU Merchandise, the resulting amount then multiplied by the applicable percentage

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               stated in Section 1.3(e)(i), (ii), (iii), (iv), (v) and (vi)
               above AND
                     ---

                    (y) The aggregate U.S. dollar amount of Same SKU
               Merchandise, multiplied by 60%, the result of which shall be multiplied by the applicable percentage stated in Section 1.3(e)(i), (ii), (iii), (iv), (v), and (vi) above.

               (f) Within ten (10) business days of receipt of an L/C Notice (a business day being a day in which commercial banks are open for business in the United States) the ITI-Group (or member as the case may be), shall have caused such issuing bank to have (i) adjusted such L/C by the amount specified in the L/C Notice and (ii) sent to TANDY and A&A, or A&A's advising bank, by telecopy or telex, confirmation of the adjustment to such L/C by the amount specified in the L/C Notice.

               (g) With respect to any payment to be made to A&A for merchandise shipped under an Open Order, at the time of shipment A&A shall be entitled to draw on the L/C covering such Open Order the U.S. dollar amount of such shipment in accordance with the terms and conditions of the L/C, provided, however, that in the event that any Cash Deficiency Payments (as defined in Section 1.10(a) hereof) have been deposited by the ITI-Group (or member, as the case may be) with A&A as provided in
          Section 1.10(a) hereof, the amount of lower payment shall be effected first, by set-off by A&A from the amount of such Cash Deficiency Payments and second, by a drawing by A&A under the applicable L/C for the

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          balance of such payment not set-off by the Cash Deficiency Payments.

               (h) The ITI-Group covenants and agrees with TANDY and A&A that so long as this Agreement is in effect and L/Cs are required to be issued as provided for herein, the ITI-Group (or member, as the case may be) shall deliver monthly to TANDY and A&A a statement with respect to the ITI-Group setting forth as of the date of such statement (i) the maximum principal amount (in U.S. dollars and the denominated currencies) of all credit facilities provided by such banks in connection with which the ITI-Group (or member, as the case may be) may request an L/C to be issued (the "Credit Facilities"), (ii) the amounts (in U.S. dollars and the denominated currencies of the applicable Credit Facilities) of all borrowing notices or requests for credit delivered to any L/C issuing bank by the ITI-Group (or member, as the case may be) to the extent not reflected in (iii) below, (iii) the aggregate principal amount in U.S. dollars of outstanding indebtedness owed by the ITI-Group (or member, as the case may be), under the Credit Facilities, (iv) the scheduled due date for repayment of such outstanding amounts, (v) the aggregate amount of all cash balances of the ITI-Group (or member, as the case may be), and (vi) such other information relating to the Credit Facilities and the L/Cs as may be reasonably requested by TANDY or A&A.

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               (i) As an alternative procedure to that stated in Section 1.3(a)
          through (h) above, the parties agree that the ITI-Group (or member, as the case may be) may post one or more standby letters of credit ("SL/C's") on terms acceptable to A&A, in an amount or amounts acceptable to A&A at banks acceptable to A&A. The ITI-Group shall notify A&A in writing of their intent to use this alternative procedure at least 60 days prior to implementation of this alternative procedure. Each SL/C shall (i) be irrevocable in form, (ii) valid for a full calendar year, (iii) specify the ITI-Group (or member, as the case may be) as the accountee (applicant), (iv) specify A&A International, Inc., 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102, U.S.A. as the beneficiary, (v) provide for payment to A&A in United States dollars, and (vi) provide for payment to A&A upon the delivery of an original letter, or telecopy or facsimile transmission thereof signed by the President, any Vice President or the Controller of A&A (or any other employee of A&A to whom such responsibility has been delegated in writing), which letter shall provide (1) the SL/C number (if any), and (2) the amount, in U.S. dollars, that the ITI-Group (or member, as the case may be) has failed to pay and which is past due. The ITI-Group hereby agrees and the banks shall agree, that no affidavit or sworn certification shall be required from A&A in order for A&A to draw on the SL/C. The ITI-Group agrees to pay A&A all amounts due within five (5) days from the date of the payment request, and

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          agrees that upon its failure to do so, A&A shall be entitled to immediately present the letter described above to the bank and draw upon the SL/C for payment. Further, if for any reason A&A is unable to draw upon the SL/C for payment, A&A may declare the ITI-Group in default of this Agreement, terminate same, and enforce its rights hereunder.

               (j) (i) The parties agree that the ITI-Group, as an alternative or conjunctive procedure to that stated in Section 1.3(b) through (i) above, may from time to time post one or more Surety Bonds (individually a "Surety Bond" and collectively, the "Surety Bonds") in form and substance acceptable to A&A in an amount or amounts acceptable to A&A and with a surety or sureties acceptable to A&A. The Surety Bond(s) may be posted as either partial or complete fulfillment of the security required hereunder, up to the penal amount of the Surety Bond(s). In the event the amounts due and owing under this Agreement, for which an L/C would have been otherwise required, exceeds the penal sum of the Surety Bond(s), the ITI-Group shall arrange for L/C's (as per Section 1.3(b) through (i) above) or Cash Deposits to secure payments as required under this Agreement. Each Surety Bond posted by the ITI-Group shall contain such terms and conditions as deemed mutually acceptable to A&A, the ITI-Group, and the issuer of the Surety Bond. Notwithstanding anything herein to the contrary, no Surety Bond shall be deemed acceptable to A&A until such time as A&A has, in writing, acknowledged and accepted such

                                      -12-
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          Surety Bond. If, for any reason, A&A is unable to draw upon any Surety
          Bond for payment, A&A may declare the ITI-Group in default of this Agreement and absent a cure by the ITI-Group, may terminate same and enforce its rights hereunder.

                    (ii) The ITI-Group agrees that, regarding A&A's right to
               receive payment under any Surety Bond, and, as a material inducement for A&A to enter into this Agreement and to accept a Surety Bond in lieu of a documentary letter of credit, the ITI-Group jointly and severally hereby waives any and all claims, defenses or offsets of any kind that it or any member has or may have against A&A relating to, or serving as a basis for, non-payment under any Surety Bond posted under this Agreement. Without limiting the foregoing, all of the following are hereby waived and shall not be asserted by the ITI-Group or any member thereof as a defense, a claim for reimbursement, or a basis for non- payment under any Surety Bond:

                         (1) Any claim or defense based upon the ITI-Group's, or
                    any member's, failure to pay A&A due to force majeure, laches, impracticability, impossibility, or unconscionability, material alteration of this Agreement, extension of time to pay, failure to mitigate by A&A, improper/inadequate notice of default, usury, or release or loss of collateral.

                         (2) Any claim or defense based upon nonconformity of
                    finished product with the corresponding purchase

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                    order or similar documents.

                         (3) Any claim or defense based upon warranties or
                    representations, whether express or implied, made by A&A to the ITI-Group and/or any member thereof under the terms of this Agreement.

                    (iii) In the event of a default in payment by any member of the ITI- Group necessitating a claim to be made under any Surety Bond, A&A agrees to use commercially reasonable efforts to assist the ITI-Group (or member, as the case may be) to cancel product orders placed by the ITI-Group (or member, as the case may be) in accordance with Section 1.10(c) of this Agreement, as previously amended.

                    (iv) Open Orders secured by any Surety Bond posted in the
               manner as described in (i) above shall be subject to (1) the same percentage formula as applicable to L/C postings and (2) the Same SKU Merchandise formula, each as specified in Section 1.3(e) of this Agreement. Prior to the posting of any Surety Bond under this Section 1.3(j), the ITI-Group shall notify A&A in writing as to the manner in which the full face amount of any Surety Bond shall be allocated between the members of the ITI-Group. The ITI-Group shall be entitled to reallocate, from time to time, the full face amount of any Surety Bond between the ITI-Group members; provided A&A shall be notified not less than ten (10) days prior to any such reallocation of the full face amount.

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          1.4  Purchasing Agent's Commission.  A&A will perform the export agent
               -----------------------------
services described above for the following purchasing agent's commission described below:


                                     Purchasing Agent's Commission
                                     -----------------------------
                                    Unit Price             Unit Price
                                    ----------             ----------
                                  Under $1.00 F.O.B.    Over $1.00 F.O.B.
                                  -------------------   ------------------

Merchandise                         6% gross margin       4% gross margin
(excluding parts)

Parts (spare &/or                  10% gross margin      10% gross margin
repair parts for
finished goods)

"unit" price = the price per item, or per group of items (if such items are sold at a single price for a certain number of items), normally charged by a manufacturer.

"gross profit" = sales price minus unit price

"gross margin" = gross profit of an item divided by the sales price

"sales price" = unit price plus gross profit


                X
Formula:  --------------                  where "X" = gross profit
          unit price + X     = a          and "a" = gross margin desired


          FORMULA EXAMPLE 1:
          UNIT PRICE = $.50
          GROSS MARGIN DESIRED = 6%

          ( X
           ---
           .5 + X) = 6%

          Steps:   1.  X = (.5 + X) x .06
                   2.  X = .03 + .06X
                   3.  X - .06X = .03
                   4.  .94X = .03
                   5.  X = .03
                           ---
                           .94

                   X (gross profit) = .0319

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                   unit price + gross profit = sales price
                            .5 + .0319 = $.5319

                   gross margin = .0319 (gross profit)
                                  --------------------
                                  .5319 (sales price)     = 6%

     The ITI-GROUP will pay to A&A a per-unit purchasing agent's commission of $.032 on each unit with a unit price of $.50.

     Add-on Calculations:  unit price x  6.38% = gross profit necessary for 6% gross margin
                           unit price x  4.17% = gross profit necessary
                                                 for 4% gross margin
                           unit price x 11.11% = gross profit necessary
                                                 for 10% gross margin


     ADD-ON CALCULATION EXAMPLE:

     $.50 x 6.38% = .0319 gross profit necessary for 6% gross margin

     .0319 (gross profit)
     --------------------
     .5319 (sales price)    = 6% gross margin


     The ITI-GROUP will pay to A&A a per-unit purchasing agent's commission of $.032 on each unit with a unit price of $.50


     1.5 Purchasing Agent/Exporter Fee. In addition to the purchasing agent's
         -----------------------------
commission, A&A shall receive a Purchasing Agent/Exporter Fee ("P/E Fee"). The P/E Fee shall consist of a minimum annual base fee of U.S.$710,000 from the ITI-GROUP, subject to increase as provided below. A portion of the minimum annual base fee will be paid in quarterly installments of 12-1/2% of the minimum annual base fee. Such quarterly installments shall be due and payable on the last day of September, December, March and June of each year during the term hereof. The balance of the

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P/E Fee may be paid by a merchandise credit, as described below, to the extent purchases through A&A are sufficient. The settlement of the balance will be made on or before August 31 following the end of each Annual Period ("AP"). An AP is from July 1 through June 30. "AP Sales" shall be the net sales reported in the audited, consolidated Annual Report of the ITI-GROUP.

          The minimum annual base fee will be increased by an additional sum, if any, based upon the following calculation (all figures in U.S. dollars):

          AP Sales over $400,000,000
          --------------------------
                 $400,000,000              x  $710,000

          EXAMPLE:  AP Sales = $412,000,000
          -------

          Purchasing Agent/Exporter Fee ("P/E Fee") =
          -----------------------------------------

          $710,000 + [(12,000,000
                       -----------
                       400,000,000) x $710,000] = $731,300

     Fees on all purchases made on or before January 24, 1999 shall be calculated in accordance with the terms and conditions of the merchandise agreement in effect as of January 24, 1999, adjusted for the portion of the AP during which it was in effect, and shall take into account purchases made by InterTAN U.K. Limited prior to its sale and disassociation from the ITI-Group on January 25, 1999.

          1.6  Merchandise Credit.  A&A will give the ITI-GROUP a credit up to
               ------------------
but not exceeding the base fee, in the amount obtained by multiplying one-fourth of one percent (0.25%) times all purchases of merchandise F.O.B.C. (free on board plus purchasing agent's commission) made by the ITI-GROUP through A&A during an Annual Period as reflected on invoices or reports issued

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by A&A to the ITI-GROUP or any of its members. If the total of the quarterly installments (as described above) plus the merchandise credit for any Annual Period is less than the P/E Fee, then on or before August 31 following each such Annual Period, the ITI-GROUP will pay the deficiency to A&A. If the total of the quarterly installments (as described above) and the Merchandise Credit for any Annual Period is in excess of the P/E Fee, then on or before August 31 following each such Annual Period, A&A will refund the excess, but not in excess of the total of all quarterly installments paid during such Annual Period.

          Formula: P - (I + C) = Amount due or refundable.
          Where:   P = P/E Fee
                   I = Quarterly Installments paid toward the minimum
                       base fee during AP
                   C = Merchandise Credit earned during AP
          (All figures in U.S. Dollars)

          Example 1:
          ----------

          Assuming purchases of merchandise F.O.B.C. by the ITI-GROUP through A&A of $130,000,000 during an Annual Period, the formula would have the results indicated below:

          $731,300-[($88,750x4)+($130,000,000x0.0025)]=$51,300

          The ITI-GROUP would pay A&A $51,300 on or before August 31.

          Example 2:
          ----------

          Assuming purchase of merchandise F.O.B.C. by the ITI-GROUP through A&A of $400,000,000 during an Annual Period, the formula would have the results indicated below:

          $731,300-[($88,750x4)+($400,000,000x0.0025)]=($623,700)

          A&A would refund to the ITI-GROUP on or before August 31 $500,000 which is the maximum amount of the refund due under this Section 1.6.

          Credits on all purchases made on or before January 24, 1999 shall be calculated in accordance with the terms and conditions of the merchandise agreement in effect as of January 24, 1999, adjusted for the portion of the AP during which it was in effect, and shall take into account purchases made by InterTAN U.K. Limited prior to its sale and disassociation from the ITI-Group on January 25, 1999.


     1.7 Adjustment for First Annual Period. During the first AP under this
         ----------------------------------
Merchandise Agreement, the calculations set out in Sections 1.5 and 1.6 above will be adjusted as follows:

          (a) The adjusted AP will be the period from January 25, 1999 through June 30, 1999.

          (b) AP Sales will be the net sales reported in the audited, consolidated Annual Report of the ITI-GROUP, less the sales for each fiscal
                                                  ----
     quarter reported in the published ITI-GROUP Quarterly Reports for the periods ending September 30, 1998 and December 31, 1998, plus an adjustment to be determined by the parties for InterTAN U.K. Limited sales occurring between January 1, 1999 and January 24, 1999, inclusive.

          (c) The minimum annual base fee for purposes of calculating the P/E Fee for the adjusted AP will be U.S. $355,000. The minimum annual base fee during the first AP will be increased by an additional sum, if any, based upon the following calculation (all figures in U.S. dollars):

           AP Sales Over $200,000,000
           --------------------------
                $200,000,000            x 355,000

          Example: AP Sales = $225,000,000
          -------

                                (25,000,000
                                -------------
          P/E Fee = $355,000 + [ 200,000,000) x $355,000] = $399,375

          (d) An installment of $88,750 will be due for each of the two remaining quarters of the first AP payable on or before March 31, 1999; and June 30, 1999. The ITI-Group would pay $221,875 on or before August 31, 1999.

          (e) The merchandise credit will be obtained by multiplying one-fourth of one percent (0.25%) times all purchases of merchandise F.O.B.C. made during the adjusted AP set out in Section 1.7(a) above, not to exceed the adjusted base fee set out in Section 1.7(c) above.

          EXAMPLE:
          -------

          Assuming purchases of merchandise F.O.B.C. by the ITI-GROUP through A&A of $110,000,000 during the first AP as adjusted, the formula set out in
Section 1.6 using the first year adjustments would have the results indicated below:

          $399,375-[($88,750 x 2)+($110,000,000 x 0.0025)]=($53,125)

     A&A would refund to the ITI-Group $53,125 on or before August 31, 1999.


     1.8 Payment Terms. Invoices for commissions, fees and expenses chargeable
         -------------
to the ITI-GROUP under this Agreement shall be due and payable within thirty
(30) days of the receipt of invoice or facsimile thereof by the applicable ITI-GROUP member. In the alternative, A&A, at its option, may bill for commissions, fees and expenses charged to the ITI-GROUP under this Agreement by means of a month-end statement which statement shall be due and payable within fifteen (15) days of the statement date. Anything in this Agreement notwithstanding, P/E Fee installments are due as set out in
Section 1.5 above and, during the first AP, as set out in Section 1.7(d) and the ITI-GROUP will pay those installments to A&A as set out in paragraphs 1.5 and
1.7 without requirement of an invoice or statement from A&A. If a Surety Bond or SL/C is used in place of an L/C, the ITI-Group agrees to pay A&A by wire transfer all amounts due for merchandise in the amount(s) specified in the applicable Merchandise Payment Request ("MPR") within three (3) business days from the date of receipt of the applicable MPR by the ITI-Group (or member, as the case may be), the form of which will be provided by A&A. Notwithstanding the foregoing, A&A may, in its sole discretion, extend the payment period and adjust any amount(s) specified in a MPR in order to resolve any inaccuracies or discrepancies, or to make similar adjustments to the MPR which may be required.

     1.9 Interest Charges. Past due amounts owed to A&A hereunder shall accrue
         ----------------
interest at the prime rate published in the Money Rates section of The Wall Street Journal on the date the amounts become past due, plus one (1) percentage point per annum.

     1.10  Cash  Deficiency Payments; Cancellation of Open Orders; Non-
           -----------------------------------------------------------
Acceptance of Bookings.
-----------------------

          (a) (i) If at any time the ITI-Group or any member fails or is unable to maintain or adjust any L/C for any reason whatsoever, in the form and in the amounts and during the periods provided for hereunder, the ITI-Group shall immediately pay into an account designated by A&A in immediately available funds the U.S. dollar amount equal to the difference between (x) the U.S. dollar amounts of Open Orders required to be covered at such time by L/Cs as provided for hereunder and (y) the U.S. dollar amounts of Open Orders actually covered by L/Cs and Cash Deficiency Payments at such time (such payment being a "Cash Deficiency Payment").

               (ii) Within five (5) business days of receipt of notice by A&A from the ITI-Group of a repayment obligation under this Section 1.10(a)(ii), A&A shall repay in immediately available funds to the ITI-Group or its order the U.S. dollar amount equal to the positive difference between (x) the U.S. dollar amounts of Open Orders actually covered by L/Cs and Cash Deficiency Payments at any time and (y) the U.S. dollar amounts of open Orders required to be covered at such time by L/Cs and Cash Deficiency Payments as provided for hereunder. Such repayments by A&A shall not include interest and shall be made solely from and limited to the amounts of Cash Deficiency Payments, if any, deposited pursuant to Section 1.10(a)(i) hereof.

          (b) In the event that the ITI-Group, or any member, fails or is unable to maintain or adjust any L/C for any reason whatsoever, in the form and in the amounts and during the periods provided for hereunder and fails to make any Cash Deficiency Payments for any reason whatsoever, in the amounts provided for hereunder, then irrespective of whether A&A has declared or waived any event of default pursuant to Section 2.1 hereof, A&A (i) shall be entitled in its sole discretion to cancel any Open Order, provided that A&A shall use its best efforts, to the extent not contrary to its best interests as determined in its sole discretion, to cancel only Open Orders or amounts of Open Orders by amounts such that after giving effect thereto the balance of Open Orders will be covered by L/Cs and Cash Deficiency Payments in the amounts provided for hereunder; and (ii) shall not be required to initiate or accept any Booking from the ITI-Group or place or confirm on behalf of the ITI-Group any Booking with any vendor unless prior to acceptance or placement or confirmation of such Booking the ITI- Group pays into an account designated by A&A in immediately available funds the full U.S. dollar amount of such Booking. Nothing in this subsection (b) shall be construed as limiting in any way the right of A&A to declare an event of default pursuant to Section 2.1 hereof.

          (c) With respect to cancellation of Open Orders in circumstances other than in subsection (b) above, (i) in countries other than Korea, the ITI-Group shall have the sole right to cancel any Open Order and to negotiate cancellation fees directly with vendors and (ii) in Korea, both A&A and the ITI-Group shall have the right to cancel any Open Order. A&A, in its capacity as purchasing agent, will assist (provided such assistance does not involve the incurrence of any expense on the part of A&A) the ITI-Group in canceling any Open Order in an attempt to mitigate and minimize the ITI-Group's liability to any vendor.

          (d) A&A shall have the option to refuse to act as purchasing agent/exporter for the ITI-Group with any vendor with respect to which the ITI- Group has canceled, through A&A or otherwise, an Open Order. In such circumstances, the ITI-Group may then deal directly with such vendor, notwithstanding the terms of this Agreement.

     1.11  Indemnification.
           ----------------
               (a) Each member of the ITI-Group, jointly and severally, hereby agrees to indemnify and hold harmless Tandy and A&A and each of their respective affiliates, directors, officers, employees, agents and advisors (each, an "Indemnified Party") against (i) all claims, damages, losses, liabilities, costs, fees (including reasonable attorney fees), expenses and charges that may be incurred by, or asserted or awarded against an Indemnified Party, in each case arising out of or in connection with the cancellation or attempted cancellation of any Open Order pursuant to Section 1.10 hereof or otherwise, or any proceeding or litigation or threatened proceeding or litigation relating thereto; (ii) all costs, fees (including reasonable attorney fees), expenses and charges, including without limitation all bank fees and charges, that may be incurred by or awarded against an Indemnified Party in connection with any drawing under any

          L/C, or any proceeding or litigation or threatened proceeding or litigation relating thereto; and (iii) all costs, damages, losses, liabilities, fees (including reasonable attorney fees), expenses and charges that may be incurred by or awarded against an Indemnified Party, in each case arising out of or in connection with enforcing or defending the provisions of this Agreement and any subsequent amendments thereto, whether involving any ITI- Group member or any third party.

               (b) In connection with any claim for indemnification by an Indemnified Party under subsection (a)(i) hereof arising out of or in connection with any proceeding or litigation or threatened proceeding or litigation by a vendor against any Indemnified Party relating in any way to the cancellation or attempted cancellation of an Open Order, upon reasonable written notice to Tandy and such Indemnified Party, the ITI-Group may at its option contest, manage, and defend any such claim for which it has, or may have, responsibility for payment, provided that during the pendency of any such proceeding or
          --------
          litigation, the ITI- Group will reimburse such Indemnified Party currently on a monthly basis for all reasonable legal and other expenses incurred by it in defending, or assisting in the defense of, any such proceeding or litigation notwithstanding the absence of a judicial or quasi-judicial determination as to the merit of the claim or as to the propriety and enforceability of the ITI-Group's responsibility for such claim and expenses.

     1.12 Fee and Credit Renegotiation. Each of the Purchasing Agent's
          -----------------------------
Commission set out in Section 1.4 above, the Purchasing Agent/Exporter Fee set out in Section 1.5 above, and the Merchandise Credit set out in Section 1.6 above may be renegotiated by the parties at any time upon the request of either party.

     1.12A Term.  This Agreement will expire upon the termination of the license
           -----
agreement dated as of January 25, 1999 between Tandy and ITC and the license agreement dated as of January 25, 1999 between Tandy and ITA.

     1.13    ITA Contact Employee Cost Sharing.
             ----------------------------------

               (a) The ITI-Group may employ one person to act as a focal point for operational and planning issues that develop between A&A and the ITI-Group, including providing A&A with local market analysis and coordinating product development and marketing between the ITI-Group and A&A (the "Contact Person"). Tandy agrees to share the reasonable and necessary costs of the ITI-Group to maintain one ITA employee in Australia to act as the Contact Person with A&A on the following basis. If ITA purchases through A&A as purchasing agent the amount of merchandise specified as a Purchase Level for ITA below for the corresponding fiscal year indicated below, then Tandy will reimburse ITA the percentage(s) stated below of the undisputed costs of maintaining the Contact Person for each fiscal year in which ITA achieves such Purchase Levels, up to a maximum of U.S. $150,000 in any one fiscal year for the Contact Person:

                         (in thousands -- U.S. Dollars)


                                  PURCHASE               TANDY'S COST
                   YEAR          LEVEL - ITA            SHARING % - ITA
                   ----          -----------            ---------------

                  FY `97            19,661                     50%
                  FY `98            23,593                     50%
                  FY `99            24,000*                   100%


          *If ITA purchases from A&A for any FY equal or exceed 24,000, Tandy will reimburse the ITI-Group 100% of the costs that are not in dispute, up to a maximum of U.S. $150,000 in any fiscal year.

By August 30 of each year, beginning in 1997, ITI-Group purchases will be calculated for the most recently completed fiscal year ended June 30 to determine Tandy's share of costs, if any.

               (b) Expatriate Costs. An "expatriate employee" is an employee who
                   ----------------
          has worked for A&A, who is hired by ITA and who moves to a country that is not his or her country of permanent residence to act as the Contact Person for ITA. Unless otherwise agreed by the parties in writing at the time of submission of the costs to Tandy for payment, the reasonable and necessary costs for an expatriate employee ("Expatriate Costs") are agreed to be the following:

                    1. Salary and related costs of the customary benefit plans for employees at the same or similar salary level;
                    2.   Automobile allowance;

                    3.   Cost of living allowance;
                    4.   Housing allowance;
                    5. Income tax equalization payments and reasonable tax return preparation costs; and
                    6. Initial relocation costs of the original expatriate employee only.

In no event shall Tandy pay or share in paying Expatriate Costs past the fiscal year ending June 30, 2002. In no event shall Tandy pay or share in paying Expatriate Costs in excess of U.S. $150,000 in any fiscal year.

               (c) Permanent Resident Costs. The reasonable and necessary costs
                   ------------------------
          for a permanent resident employee ("Permanent Resident Costs") are agreed to be the salary, related employee benefit costs, and initial relocation costs only, unless otherwise agreed by the parties in writing. In no event shall Tandy pay or share in paying Permanent Resident Costs in excess of U.S. $150,000.

               (d) Billing and Audit Right. By September 30 of each year, the
                   -----------------------
          ITI-Group shall present detailed billing to Tandy for any costs in which Tandy is to share for the most recently completed fiscal year. The billing shall be in U.S. dollars based on the average exchange rate for the applicable fiscal year and by October 31 of each year Tandy shall pay any amount not in dispute. Payment shall be due in U.S. Dollars to InterTAN, Inc. in Concord, Ontario, Canada. The ITI-Group shall have a fiduciary duty to

          Tandy to control the costs of the Contact Person so that such costs are at a level consistent with employees of the ITI- Group at the same or similar employment levels. Within 30 days after the end of each quarter, ITA shall submit to Tandy quarterly reports of all reimbursable costs related to the Contact Person for the quarter and all purchases for the quarter from A&A. Tandy, at its sole cost, shall have the right to audit the records of the ITI-Group concerning the Contact Person, and comparable employees of the ITI-Group at the same or similar employment levels, upon reasonable notice and during regular business hours.

                                   ARTICLE II

                                    DEFAULT

  2.1  Events of Default.
       -----------------

               (a) The use of A&A as exclusive agent for the purchase of merchandise under Article I of this Merchandise Agreement by any and all members of the ITI- GROUP and all obligations of A&A related thereto may be terminated by TANDY or A&A upon written notice to ITI (it being understood and agreed by all parties to this Merchandise Agreement that neither TANDY nor A&A shall be required to give any such notice to any other member of the ITI-GROUP and that notice to ITI constitutes notice to all members of the ITI-GROUP), at its principle offices at Concord, Ontario, Canada in the event of the occurrence of any of the following events of default:

                    (i) Any member of the ITI-GROUP:

                         (A) fails to make any payment to TANDY or A&A, when
                    due, of any purchasing agent's commission or purchasing agent/exporter fee, or any other amounts payable to TANDY or A&A under this Merchandise Agreement; or

                         (B) fails to perform any other material obligation
                    under this Merchandise Agreement, including, without limitation, the guarantee obligations set forth in Article III hereof; or

                    (ii) Any member of the ITI-GROUP defaults on any agreement, including lease agreements, to which any member of the ITI-GROUP and TANDY are parties or are in privity with third parties; or

                    (iii) Any license agreement between TANDY, as licensor, and any member of the ITI-GROUP, as licensee, expires or is terminated for any reason, or any member of the ITI-GROUP fails to make payment of any sums of money due to TANDY under any license agreement; or

                    (iv) There is a "change of control" of ITI, ITC, or ITA as that phrase is used and defined in the respective license agreements between TANDY and any member of the ITI-GROUP, which amended and restated license agreements are being entered into contemporaneously with this Merchandise Agreement.

               (b) The ITI-GROUP, acting collectively by and through ITI, shall have the right to cure certain events of default as follows:

                    (i) In the event of the occurrence of an event of default
               under Section 2.1(a)(i) above, the ITI-GROUP shall have the right to cure such event of default within thirty (30) days from and after the date of written notice by TANDY or A&A of such event of default; provided, however, that the right to cure any such event of default shall be limited and shall not exceed a total of three times during each AP on defaults under 2.1(a)(i)B and payment defaults on monthly amounts due; or once each AP on payment defaults on quarterly amounts due;

                    (ii) In the event of the occurrence of an event of default under Section 2.1(a)(ii) above, the ITI-GROUP shall have the right to cure such event of default in accordance with the provisions, if any, relating to the cure of an event of default contained in any agreement included within the scope of the provisions of such Section; and

                    (iii) In the event of the occurrence of an event of default under the provisions of Section 2.1(a)(iii) above, the ITI-GROUP shall have the right to cure such event of default in accordance with the provisions of the respective license agreements referred to in such Section relating to the cure of an event of default; provided, however, that the ITI-GROUP shall not have the right to extend the term of an expired license agreement between TANDY, as licensor, and any member of the ITI-GROUP, as licensee, and upon termination or expiration of any such license agreement this Merchandise Agreement shall terminate and shall be of no further force or effect.

               (c) The ITI-Group shall not have the right to cure an event of default resulting from a "change of control" as described in Section 2.1(a)(iv) above.

     2.2 Acceleration of Payment. Upon written notice to members of the ITI-
         -----------------------
GROUP, TANDY or A&A may also declare any and all purchasing agent's commissions and purchasing agent/exporter fees, as well as any other amounts payable to TANDY or A&A under this Merchandise Agreement, to be immediately due and payable upon any of the events of default described in Sections (i) through (v) of
Section 2.1(a) above, subject to the right of the ITI-GROUP to cure certain specified events of default as provided in Section 2.1(b) above, provided that TANDY or A&A may not take any action contemplated by this Section 2.2 so long as the failure of the ITI-GROUP to make payments under Section 2.1(a)(ii)(A) above is the result of a reasonable dispute pursued in good faith and, with regard to such dispute, TANDY has received from the ITI-GROUP within five (5) business days prior to the date payment is due under this Agreement a detailed written notice of the amounts, invoices, and the basis for dispute, and provided further that all undisputed amounts are paid to TANDY or A&A in accordance with the terms of this Agreement. The parties shall make their best, good faith effort to resolve any such dispute within thirty
(30) days after the due date of the statement or invoice which includes the disputed amounts. Within fifteen (15) days after the due date of the statement or invoice which includes the disputed amounts, the chief financial officer of the ITI-GROUP and the chief financial officer of A&A shall attempt to resolve the matter. In the event the chief financial officers are unable to resolve the dispute within the initial fifteen (15) day period, the chief executive officer of the ITI-GROUP and the chief executive officer of Tandy shall discuss the matter during the fifteen (15) days next following in an attempt to resolve the dispute. In any event, if the dispute is not resolved within thirty (30) days after the due date of the statement or invoice which includes the disputed amount, then A&A shall have the right to terminate, without notice, the right of the ITI-GROUP to purchase products through A&A and to immediately terminate, without notice, all purchasing agent services performed by A&A under Sections
1.1 and 1.2 of this Agreement.

     2.3  Non-assignment and Termination.  The ITI-GROUP acknowledges that its
          ------------------------------
right to purchase products through TANDY or A&A as provided in Article I of this Merchandise Agreement, any economic benefits secured by TANDY or A&A from its vendors for members of the ITI-GROUP under any licensing, software and hardware agreements, and the agreement of A&A to perform purchasing agent services for members of the ITI-GROUP as provided in Section 1.2 of this Merchandise Agreement, are nonassignable, except with the express written consent of TANDY and A&A, which consent may be withheld by TANDY or A&A in their sole discretion. Further, such rights and obligations shall terminate automatically, without need for any action, including notice from TANDY or A&A, in the event any member of the ITI-GROUP (a) becomes insolvent,

          (b) initiates or otherwise becomes the subject of a foreign or domestic receivership, arrangement, composition, liquidation, reorganization, bankruptcy, or other insolvency proceeding, or

          (c) enters into an arrangement or composition for the benefit of creditors.

                                  ARTICLE III
                   GUARANTEE BY EACH MEMBER OF THE ITI-GROUP

     3.1 Guarantee. Each of InterTAN, Inc., InterTAN Canada Ltd., InterTAN
         ---------
Australia Ltd. and Technotron Sales Corp. Pty. Limited (hereinafter "Guarantors" or each "Guarantor") hereby irrevocably and unconditionally, jointly and severally, guarantees to TANDY and A&A the due and punctual payments, observance and performance of all of the obligations, terms, conditions and covenants of each of the other members of the ITI-GROUP pursuant to this Merchandise Agreement, including, but without limitation, the payment to TANDY and/or A&A when due of the purchasing agent's commissions, purchasing agent/exporter fees and any other amounts payable to TANDY or A&A under this Merchandise Agreement. This Guarantee is a continuing guarantee and shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of, and be enforceable by, TANDY and A&A, their successors, transferees and assigns.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

  Each member of the ITI-GROUP represents and warrants to TANDY and A&A as follows:

     4.1 Due Authority; Enforceability; No Breach. The execution, delivery and
         ----------------------------------------
performance by it of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized by its Board of Directors and by all other necessary corporate action. This Agreement has been duly executed and delivered by it and is a legal, valid and binding obligation of it, enforceable against it. Neither the execution, delivery and performance by it of this Agreement, nor the consummation by it of the transactions contemplated hereby, nor the compliance by it with, or fulfillment by it of the terms and provisions hereof will

               (i) conflict with or result in a breach or violation of any of the terms, conditions or provisions of its certificate of incorporation or bylaws, or applicable corporate organizational documents; (ii) with or without the giving of notice or lapse of time or both, conflict with or result in a breach or violation of, or default under, or permit the acceleration of any obligation under any provision of any agreement, indenture, mortgage, lien, lease or other instrument or restriction of any kind to which it is a party or by which it is otherwise bound or affected; or (iii) violate any judgment, order, writ, injunction, decree, law, statute, rule or regulation applicable to it.

                                   ARTICLE V
                                 MISCELLANEOUS

     5.1 Severability. In the event that any provision of this Merchandise
         ------------
Agreement shall be determined to be invalid or prohibited by law, such provision shall be ineffective to the extent of such invalidity or prohibition without invalidating the remainder of this Merchandise Agreement.

     5.2 Waiver. No failure or delay in exercising any right, power or remedy
         ------
under any provision of this Merchandise Agreement shall operate as a waiver of or otherwise shall prejudice any of the rights, powers or remedies of TANDY or A&A. No right, power or remedy herein conferred upon TANDY or A&A is intended to be exclusive of any other right, power or remedy, and each and every such right, power or remedy shall be cumulative of every other right, power or remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     5.3 Amendment. This Merchandise Agreement may be amended only by a document
         ---------
subscribed in writing by all parties hereto.


     5.4 Notices. All notices pursuant to this Merchandise Agreement shall be in
         -------
writing and shall be deemed given when personally delivered or when mailed by certified or registered mail, return receipt requested, postage prepaid and properly addressed, or when sent by legible facsimile transmission (proper transmission confirmed) properly addressed as follows:


     If to any ITI-Group member:    InterTAN, Inc.
                                    The Royal Centre
                                    3300 Highway #7
                                    Suite 904
                                    Concord, Ontario L4K 4M3
                                    Attn:  General Counsel
                                    Fax:  (905)760-9722

     If to Tandy or A&A:            Tandy Corporation
                                    100 Throckmorton St., Ste. 1800
                                    Fort Worth, Texas  76102
                                    Attn:  Mr. Mark C. Hill
                                    Senior Vice President, Corporate
                                    Secretary and General Counsel
                                    Fax: (817)415-2647

     5.5 Counterparts. This Merchandise Agreement may be executed in
         ------------
counterparts, any or all of which shall constitute one and the same document.

     5.6 Further Assurances. TANDY and A&A each member of the ITI-GROUP agree
         ------------------
that they will at any time and from time to time, upon request of the other, execute, acknowledge and deliver all such further instruments and documents and to do, or cause to be done, all such further acts as may be required to carry out the purpose and intent of this Merchandise Agreement.

     5.7 Merger of Prior Negotiations. All prior negotiations and agreements
         ----------------------------
between the parties hereto with respect to the subject matter of this Merchandise Agreement are merged herein.

     5.8 Binding effect. This Merchandise Agreement shall be binding on the
         --------------
parties hereto and their respective permitted successors and permitted assigns.

     5.9  Headings.  The article and section headings in this Merchandise
          --------
Agreement are for convenience and reference only, and shall not be utilized in any way to explain, modify, amplify or add to the interpretation, construction or meaning of this Merchandise Agreement.



                                   ARTICLE VI
                  GOVERNING LAW AND SUBMISSION TO JURISDICTION

     6.1  TEXAS LAW APPLICABLE; SUBMISSION TO JURISDICTION.  THIS MERCHANDISE
          -------------------------------------------------------------------
AGREEMENT AND ALL AMENDMENTS THERETO, AND ANY AND ALL CLAIMS, DEMANDS OR ACTIONS
--------------------------------------------------------------------------------
OR IN ANY WAY RELATING THERETO OR INVOLVING ANY DISPUTE BETWEEN OR AMONG ANY OF
-------------------------------------------------------------------------------
THE PARTIES HERETO,
------------------

WHETHER ARISING IN CONTRACT OR TORT, AT LAW, IN EQUITY OR STATUTORILY, SHALL BE
-------------------------------------------------------------------------------
GOVERNED, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF
--------------------------------------------------------------------------------
TEXAS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CHOICE OF LAWS OF SUCH STATE.
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EACH PARTY HERETO IRREVOCABLY SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF
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THE COURTS OF THE FEDERAL COURTS OF THE UNITED STATES, NORTHERN DISTRICT OF
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TEXAS, FORT WORTH DIVISION, AND TO THE COURTS OF THE STATE OF TEXAS LOCATED IN
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TARRANT COUNTY, TEXAS, AS TO ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY
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RELATING TO THE MERCHANDISE AGREEMENT, AS IT MAY BE AMENDED FROM TIME TO TIME,
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AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE HAD UPON IT IN
---------------------------------------------------------------------
ACCORDANCE WITH THE PROCEDURES, RULES AND LAWS OF TEXAS IN ANY SUCH DISPUTES.
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EACH MEMBER OF THE ITI-GROUP HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL
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PROCESS ON IT AND IRREVOCABLY APPOINTS CT CORPORATION SYSTEM, 350 N. ST.PAUL
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STREET, DALLAS, TEXAS 75201, AS THE REGISTERED AGENT FOR THE PURPOSE OF
-----------------------------------------------------------------------
ACCEPTING SERVICE OF PROCESS WITHIN THE STATE OF TEXAS AND AGREES TO OBTAIN A
-----------------------------------------------------------------------------
LETTER FROM CT CORPORATION SYSTEM ACKNOWLEDGING THE SAME. EACH MEMBER OF THE
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ITI-GROUP ALSO CONSENTS TO SERVICE OF PROCESS BY REGISTERED MAIL DIRECTED TO ITS
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PRINCIPAL OFFICE AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED TEN (10)
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DAYS AFTER THE SAME SHALL HAVE BEEN POSTED.
------------------------------------------

IN WITNESS WHEREOF, the parties hereto have executed this Merchandise Agreement to be effective as of January 25, 1999.


                                    InterTAN, Inc.


                                    /s/Brian E. Levy
                                    By: Brian E. Levy
                                    Title: President & Chief Executive Officer


                                    InterTAN Canada Ltd.

                                    /s/Brian E. Levy
                                    By: Brian E. Levy
                                    Title: President


                                    InterTAN Australia Ltd.

                                    /s/Brian E. Levy
                                    By: Brian E. Levy
                                    Title: Director


                                    Technotron Sales Corp. Pty. Limited

                                    /s/Brian E. Levy
                                    By: Brian E. Levy
                                    Title: Director


                                    Tandy Corporation

                                    /s/Dwain H. Hughes
                                    By: Dwain H. Hughes
                                        Senior Vice President and
                                        Chief Financial Officer



                                    A&A International, Inc.

                                    /s/David Christopher
                                    By: David Christopher
                                        President